Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement (Form S-4 No. 333-123283) and related Prospectus of SBC Communications Inc. (“SBC”) and to the incorporation by reference therein of our report dated March 4, 2005, with respect to the consolidated financial statements of Cingular Wireless LLC, included in SBC’s Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

By: /s/ ERNST & YOUNG LLP

Atlanta, Georgia
April 15, 2005